 EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                             Six Months Ended                                          Fiscal Year Ended
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                                         August 4,        July 29,         February 3,      January 29,       January 30,      January 31,     February 1,
                                           2001             2000             2001*             2000             1999             1998             1997
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Consolidated pretax income              $  8,531         $ 91,583        $ 140,860         $ 283,949        $  219,084       $  410,035       $  378,761

Fixed charges (less capitalized
interest)                                107,336          127,052          249,671           261,638           219,341          147,466          139,188
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EARNINGS                               $ 115,867        $ 218,635        $ 390,531         $ 545,587        $  438,425      $   557,501      $   517,949
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Interest                              $  96,150         $ 116,322        $ 224,323       $  236,566        $  196,680       $  129,237       $  120,599
Capitalized interest                      3,153             3,252            4,720            5,177             3,050            3,644            4,420
Interest factor in rent expense          11,186            10,730           25,348           25,072            22,661           18,229           18,589
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FIXED CHARGES                         $ 110,489         $ 130,304        $ 254,391        $ 266,815       $   222,391       $  151,110       $  143,608
                                     ========================================================================================================================

Ratio of earnings to fixed charges        1.05             1.68             1.54              2.04             1.97             3.69            3.61
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 * 53 Weeks